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                                                               EXHIBIT 99.(e)(4)

                      SUPPLEMENT TO AMENDED AND RESTATED
                             DISTRIBUTION CONTRACT

               PIMCO Funds: Pacific Investment Management Series
                           840 Newport Center Drive
                        Newport Beach, California 92660

                               ___________, 1999


PIMCO Funds Distributors LLC
2187 Atlantic Avenue
Stamford, CT 06902

RE:  Short-Term Portfolio
     Short-Term Portfolio II
     U.S. Government Sector Portfolio
     U.S. Government Sector Portfolio II
     Mortgage Portfolio
     Mortgage Portfolio II
     Investment Grade Corporate Portfolio
     High Yield Portfolio
     International Portfolio
     Emerging Markets Portfolio
     Real Return Bond Portfolio


Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, International, Emerging Markets, and Real Return Bond Portfolios (the "Portfolios") are separate investment portfolios of the Trust.

     2. The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the "Contract") dated May 25, 1999, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.
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     3.   As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Portfolios and the Distributor hereby acknowledges that the Contract shall pertain to the Portfolios, the terms and conditions of such Contract being hereby incorporated herein by reference.

     4. The Distributor agrees that shares of the Portfolios shall be distributed only in accordance with Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), and methods consistent therewith. Prior to any investor's purchase of Portfolio shares, the Distributor or its affiliate shall obtain from the investor a representation that the investor is an "accredited investor," as defined in Regulation D under the 1933 Act, and either (i) a "qualified purchaser" as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the "1940 Act"), or (ii) a "qualified institutional buyer," as defined in Rule 144A(a)(1) of the 1933 Act.

     5. This Supplement and the Contract shall become effective with respect to each Portfolio on _______________, 1999 and shall continue in effect with respect to each Portfolio for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the Trust's outstanding voting securities (as defined in the 1940 Act) and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                Very truly yours,

                                                PIMCO Funds: Pacific Investment
                                                Management Series


                                                By:
                                                    ____________________________
                                                    Title:

Accepted:

PIMCO Funds Distributors LLC
By:
    __________________________
    Title: